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                                                                   Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of equitel, inc. of our report dated April 12, 2002 included in equitel, inc.'s Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
  May 31, 2002.